Exhibit 99.1

Arax Holdings Corp. Announces updated website

ARAX Holdings Corp is pleased to announce our updated website content, featuring enriched facts and comprehensive shareholder information. As part of our commitment to our shareholders, stakeholders, and the general public communication, with a goal of greater transparency, the new website serves as a pivotal resource for understanding ARAX's innovative approaches within the enterprise data management and blockchain sectors.

This enhancement underscores our dedication to offering stakeholders a deeper insight into ARAX's strategic direction, technological advancements, and market positioning. It is designed to facilitate easy access to essential information, including corporate governance documents, SEC filings, and real-time stock data. Moreover, the website elaborates on ARAX's Blockchain as a Platform (BaaP) enterprise capabilities, our contributions towards Environmental, Social, and Governance (ESG) compliance, and our forward-looking initiatives such as DePIN and mesh data.

We invite our shareholders and the wider community to explore the updated content on our website to gain a comprehensive understanding of ARAX's mission, technological ecosystem, and our vision for the future of decentralized enterprise solutions.

For media inquiries, please contact:
Email Address: press@arax.cc

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Investor@arax.cc
Arax Holdings Corp
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